Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Ed Lamb
Investor Relations
408-542-5050
investor.relations@Finisar.com

Finisar Corporation Announces Director Resignation

Sunnyvale, CA — January 27, 2005—Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, announced today that Harold E. Hughes, Jr. has resigned from the board of directors, effective January 24,2005.

Jerry S. Rawls, Finisar’s president and chief executive officer, said “I would like to thank Harold for his contributions to our board of directors. He brought a great deal of Silicon Valley experience to the board and we appreciated his insight and perspective. We wish him success in his new position as CEO of Rambus, and we understand his not being able to devote the time required to also serve as a director of Finisar.”

About Finisar
Finisar Corporation is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.Finisar.com.

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